EX-99.16.b

Certificate of the Secretary of
DFA Investment Dimensions Group Inc.

The undersigned, Ryan P. Buechner, hereby certifies that the following resolution is the true and correct resolution adopted by the Board of Directors of DFA Investment Dimensions Group Inc. (“DFAIDG”) on September 25, 2019, appointing and authorizing David G. Booth and certain designated officers of DFAIDG to act as attorneys-in-fact on behalf of certain designated officers of DFAIDG for the purpose of filing documents with the SEC in connection with the registration statement on Form N-14 filed for the reorganization of the Dimensional 2005 Target Date Retirement Income Fund with and into the Dimensional Retirement Income Fund, and that such resolution remains in effect on the date hereof:

FURTHER RESOLVED, that the Power of Attorney, substantially in the form of the Power of Attorney presented at this Meeting, appointing David G. Booth, Gregory K. Hinkle, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon, Gerard K. O’Reilly, David P. Butler, Carolyn L. O, Joy L. Lopez and Ryan P. Beuchner as attorneys-in-fact for the purpose of filing documents with the SEC for DFAIDG for the Reorganization Information Statement, by execution of such document and on behalf of each Trustee and certain designated officers of DFAIDG, is hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Trustee and designated officer of DFAIDG is hereby authorized and approved.

IN WITNESS WHEREOF, the undersigned has signed this Certificate as of February 10, 2020.

DFA INVESTMENT DIMENSIONS GROUP INC.

By: /s/ Ryan P. Buechner
Name:  Ryan P. Buechner
Title:  Assistant Secretary